Exhibit 1.2

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. PLEASE CONTACT THE DEPOSITARY OR YOUR INVESTMENT DEALER, STOCK BROKER, COMMERCIAL BANK, TRUST COMPANY OR OTHER FINANCIAL ADVISOR IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN COMPLETING THIS LETTER OF TRANSMITTAL. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING OFFERS BY AIMIA INC. TO PURCHASE UP TO ALL OUTSTANDING CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 1, CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 3 AND CUMULATIVE FLOATING RATE PREFERRED SHARES, SERIES 4.

LETTER OF TRANSMITTAL

FOR THE TENDER OF UP TO

ALL OF THE ISSUED AND OUTSTANDING CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 1

AND

ALL OF THE ISSUED AND OUTSTANDING CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 3

AND

ALL OF THE ISSUED AND OUTSTANDING CUMULATIVE FLOATING RATE PREFERRED SHARES, SERIES 4

PAYABLE IN

2030 NOTES, AS DESCRIBED IN THE OFFERS AND CIRCULAR

PURSUANT TO THE OFFERS DATED NOVEMBER 21, 2024 BY AIMIA INC.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (EASTERN TIME) (THE “EXPIRY TIME”) ON January 10, 2025, UNLESS WITHDRAWN, EXTENDED OR VARIED (THE “EXPIRY DATE”).

This Letter of Transmittal (this “Letter of Transmittal”), properly completed and duly executed, together with all other required documents, must accompany certificates in proper form for transfer (satisfied by delivering original share certificates, if such Preferred Shares are held in certificated form) representing Cumulative Rate Reset Preferred Shares, Series 1 (the “Series 1 Preferred Shares”), Cumulative Rate Reset Preferred Shares, Series 3 (the “Series 3 Preferred Shares”) or Cumulative Floating Rate Preferred Shares, Series 4 (the “Series 4 Preferred Shares” and together with the Series 1 Preferred Shares and Series 3 Preferred Shares, the “Preferred Shares”) of Aimia Inc. (“Aimia”, the “Corporation”, “we” or “us”) deposited pursuant any of the offers (collectively, the “Offers”) made by Aimia to purchase (i) up to all of the Series 1 Preferred Shares for an exchange consideration of $17.00 per Series 1 Preferred Share; (ii) up to all of the Series 3 Preferred Shares for an exchange consideration of $17.50 per Series 3 Preferred Share; and (iii) up to all the Series 4 Preferred Shares for an exchange consideration of $18.4375 per Series 4 Preferred Share, in each case from the holders thereof (the “Preferred Shareholders”), upon the terms and subject to the conditions set forth in the offers to purchase dated November 21, 2024 (the “Offers to Purchase”) and accompanying circular (the “Circular” and together with the Offers to Purchase, collectively, the “Offers and Circular”) and in this Letter of Transmittal and the notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), and must be received by TSX Trust Company (the “Depositary”) prior to the Expiry Time at its Toronto, Ontario office address set forth on page 21 of this Letter of Transmittal.

Preferred Shareholders may also accept an Offer by following the procedures for a book-entry transfer established by CDS, provided that a book-entry confirmation through CDSX (as defined in the Offers to Purchase) is received by the Depositary at its Toronto, Ontario office address set forth on page 21 of this Letter of Transmittal prior to the Expiry Time. Preferred Shareholders, through their respective CDS Participants, who utilize CDSX to accept an Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted this Letter of Transmittal and to be bound by the terms hereof and, therefore, such instructions received by the Depositary are considered a valid tender in accordance with the terms of such Offer...

Any financial institution that is a CDS Participant may make book-entry delivery of the Preferred Shares through the CDSX system by causing CDS to transfer such Preferred Shares into the Depositary’s account in accordance with CDS’s procedures for such transfer. Delivery of Preferred Shares to the Depositary by means of a book-entry transfer through CDSX will constitute a valid tender pursuant to the Offers.

If a Preferred Shareholder wishes to tender Preferred Shares pursuant to an Offer and cannot deliver certificates for such Preferred Shares, or the book-entry transfer procedures set forth in Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares – Book Entry Transfer Procedures” cannot be completed by the Expiry Time, or time will not permit all required documents to reach the Depositary prior to the Expiry Time, such Preferred Shareholder must deposit their Preferred Shares according to the guaranteed delivery procedure set forth in Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares – Procedure for Guaranteed Delivery, by using the Notice of Guaranteed Delivery accompanying the Offers and Circular. See Instruction 2 of this Letter of Transmittal.

A Preferred Shareholder who wishes to deposit Preferred Shares pursuant to an Offer and whose certificate is registered in the name of an investment dealer, stock broker, commercial bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to tender such Preferred Shares pursuant to such Offer. If an investment dealer, stock broker, commercial bank, trust company or other nominee holds Preferred Shares for a Preferred Shareholder, it is likely the nominee has established an earlier deadline for that Preferred Shareholder to act to instruct the nominee to accept the Offers on its behalf. A Preferred Shareholder should immediately contact its investment dealer, stock broker, commercial bank, trust company or other nominee to find out the nominee’s deadline.

The terms and conditions of the Offers and Circular form part of and are incorporated into this Letter of Transmittal. Capitalized words and defined terms used but not otherwise defined in this Letter of Transmittal which are defined in the Offers and Circular have the respective meanings ascribed thereto in the Offers and Circular and grammatical variations thereof have corresponding meanings. All references to “$”, “Cdn$” and “dollars” in this Letter of Transmittal mean Canadian dollars, unless otherwise indicated. In the case of any inconsistency between the terms of this Letter of Transmittal and the Offers and Circular, the terms of the Offers and Circular shall prevail.

Preferred Shareholders should carefully consider the income tax consequences of accepting the Offers and depositing Preferred Shares to the Offers. Certain Canadian federal income tax considerations are described in general terms in Section 15 of the Circular, “Certain Canadian Federal Income Tax Considerations”. All Preferred Shareholders are urged to carefully consider the income tax consequences of depositing Preferred Shares pursuant to the Offers and to consult their own tax advisors in this regard.

Any questions or requests for assistance may be directed to the Depositary at the addresses and telephone numbers set forth on page 21 of this Letter of Transmittal. Additional copies of the Offers and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary. Manually executed photocopies of this Letter of Transmittal and the Notice of Guaranteed Delivery will be accepted. Preferred Shareholders may also contact their investment dealer, stock broker, commercial bank, trust company or other nominee for assistance concerning the Offers.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned and each of the Depositary and Aimia shall be deemed to have required that any contract evidenced by the Offers as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une version anglaise de la présente lettre d’envoi par le soussigné, ce dernier, le dépositaire et Aimia sont réputés avoir demandé que tout contrat attesté par les offres, telle qu’elles sont acceptées au moyen de la présente lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE TORONTO, ONTARIO OFFICE ADDRESS OF THE DEPOSITARY SET FORTH ON PAGE 21 OF THIS DOCUMENT WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO AIMIA OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE

PROVIDED BELOW AND, IF YOU ARE A U.S. PREFERRED SHAREHOLDER, YOU MUST ALSO COMPLETE THE FORM W-9 SET FORTH BELOW (SEE “IMPORTANT U.S. TAX INFORMATION FOR U.S. PREFERRED SHAREHOLDERS” BELOW). IF YOU HAVE A U.S. ADDRESS, BUT ARE NOT A U.S. PREFERRED SHAREHOLDER, PLEASE SEE “IMPORTANT U.S. TAX INFORMATION FOR U.S. PREFERRED SHAREHOLDERS” BELOW.

The Instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. Questions and requests for assistance may be directed to the Depositary at the addresses and telephone numbers set forth on page 21 of this Letter of Transmittal, or to your broker or other financial advisor.

TO:	AIMIA INC.
AND TO:	TSX TRUST COMPANY, as Depositary (the “Depositary”), at its offices set out herein.

The undersigned (or the person on whose behalf a book-entry is made) hereby deposits, upon the terms and subject to the conditions set forth in the Offers and Circular and this Letter of Transmittal, the Preferred Shares listed below and hereby delivers to the Corporation the enclosed certificate(s) representing the Preferred Shares deposited under the applicable Offer(s) at the applicable Purchase Price per Preferred Share indicated in this Letter of Transmittal net to the Preferred Shareholder, payable in 2030 Notes and any applicable balance in cash (subject to applicable withholding taxes, if any), upon the terms and subject to the conditions contained in the Offers and Circular. Subject only to the provisions of the Offers to Purchase regarding withdrawal, the undersigned irrevocably accepts the applicable Offer(s) for such Preferred Shares upon the terms and subject to the conditions contained in the Offers and Circular and pursuant to this Letter of Transmittal and the instructions contained herein.

Following are the details of the enclosed certificate(s):

BOX 1
SERIES 1 PREFERRED SHARES* (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Series 1 Preferred Shares Represented by the Certificate	Number of Series 1 Preferred Shares Deposited*

TOTAL SERIES 1 PREFERRED SHARES TENDERED:

SERIES 3 PREFERRED SHARES* (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Series 3 Preferred Shares Represented by the Certificate	Number of Series 3 Preferred Shares Deposited*

TOTAL SERIES 3 PREFERRED SHARES TENDERED:

SERIES 4 PREFERRED SHARES* (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Series 4 Preferred Shares Represented by the Certificate	Number of Series 4 Preferred Shares Deposited*

TOTAL SERIES 4 PREFERRED SHARES TENDERED:

*Unless otherwise indicated, the number of Preferred Shares evidenced by all certificates delivered will be deemed to have been deposited. If you wish to deposit fewer than all of the Preferred Shares evidenced by all certificates listed above, indicate in the fourth column the number of Preferred Shares of the applicable Series you wish to deposit. See Instruction 7 of this Letter of Transmittal.

The undersigned (or the person on whose behalf a book-entry is made) acknowledges receipt of the Offers and Circular and acknowledges that there will be a binding agreement between the undersigned and Aimia, effective as of the Expiry Time, upon the terms and subject to the conditions of the Offers and Circular. Such agreement will be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

The undersigned or the person on whose behalf a book-entry is made represents and warrants that (a) the undersigned or the person on whose behalf a book-entry is made has full power and authority to deposit, sell, assign and transfer the Preferred Shares represented by the enclosed share certificate(s) (the “Deposited Preferred Shares”) and any Other Securities (as defined below) covered by this Letter of Transmittal delivered to the Depositary and all rights and benefits arising from such Deposited Preferred Shares including, without limitation, any and all dividends, distributions, payments, securities, rights, assets or other interests (collectively, “Other Securities”) which may be declared, paid, issued, distributed, made or transferred on or in respect of the Deposited Preferred Shares with a record date on or after the date that Aimia takes up and accepts for payment the Deposited Preferred Shares, provided that any Other Securities which may be declared, paid, issued, distributed, made or transferred on or in respect of such Preferred Shares to Preferred Shareholders of record prior to the Effective Date (as defined below) shall be for the account of such Preferred Shareholders, (b) the undersigned or the person on whose behalf a book-entry is made owns the Deposited Preferred Shares and any Other Securities deposited under the Offers, (c) the Deposited Preferred Shares and Other Securities have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Preferred Shares or Other Securities to any other person, (d) the deposit of the Deposited Preferred Shares and Other Securities complies with applicable securities laws, and (e) when and to the extent the Deposited Preferred Shares and Other Securities are accepted for purchase by Aimia, Aimia will acquire good title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom.

IN CONSIDERATION OF THE OFFERS AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offers and Circular, subject only to the withdrawal rights set out in the Offers to Purchase, the undersigned irrevocably accepts the applicable Offer(s) for and in respect of the Deposited Preferred Shares and (unless deposit is made pursuant to the procedure for book-entry transfer set forth in Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares”) delivers to Aimia the enclosed certificate(s) representing the Deposited Preferred Shares, on and subject to the terms and conditions of the Offers and Circular and this Letter of Transmittal, and deposits, sells, assigns and transfers to Aimia all right, title and interest in and to the

Deposited Preferred Shares, and in and to all rights and benefits arising from the Deposited Preferred Shares and any and all Other Securities.

Preferred Shares acquired pursuant to the Offers shall be acquired by Aimia free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or in respect of such Preferred Shares to Preferred Shareholders of record on or after the date that Aimia takes up and accepts for payment the Preferred Shares under the Offers.

Any dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or in respect of such Preferred Shares to Preferred Shareholders of record prior to the date (the “Effective Date”) upon which the Preferred Shares are taken up and accepted for payment under the Offers shall be for the account of such Preferred Shareholders. Each Preferred Shareholder of record as of the applicable record date prior to the Effective Date will be entitled to receive that dividend, distribution, payment, security, right, asset or other interest (if any), whether or not such Preferred Shareholder deposits Preferred Shares pursuant to the Offers.

The undersigned irrevocably constitutes and appoints, effective on and after the Effective Date, the Depositary and each officer and director of Aimia, and any other person designated by Aimia in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Deposited Preferred Shares covered by this Letter of Transmittal (which Deposited Preferred Shares to the extent taken up and paid for, together with any Other Securities thereon, are hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full power of substitution in the name and on behalf of such Preferred Shareholder (such power of attorney, being coupled with an interest, being irrevocable):

(a)
to deliver certificates for such Purchased Securities, together with all accompanying evidences of transfer and authenticity, to Aimia upon receipt by the Depositary, as the undersigned’s agent, of the applicable Purchase Price;

(b)	to present certificates for such Purchased Securities for cancellation and transfer on Aimia’s books;

(c)	to register and record the transfer of such Purchased Securities to the extent consisting of securities on the appropriate securities register(s) of Aimia;

(d)	except as otherwise may be agreed, to exercise any and all rights of beneficial ownership of such Purchased Securities all in accordance with the terms of the Offers; and

(e)
to execute, endorse and negotiate, for and in the name of and on behalf of such holder of the Purchased Securities, any and all cheques or other instruments representing any distribution payable to or to the order of the holder(s) of such Purchased Securities as of a record date on or after the Effective Date.

The undersigned accepts the applicable Offer(s) under the terms of the Offers and Circular and this Letter of Transmittal (including book-entry transfer) and revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by such depositing Preferred Shareholder at any time with respect to the Deposited Preferred Shares or any Other Securities. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Preferred Shares or any Other Securities by or on behalf of the depositing Preferred Shareholder unless and to the extent the Deposited Preferred Shares are not taken up and paid for under the Offers or are withdrawn in accordance with Section 5 of the Offers to Purchase, “Withdrawal Rights”.

The undersigned agrees, effective on and after the Effective Date, not to exercise any of the rights or privileges attached to the Purchased Securities.

The undersigned covenants to execute, upon request of Aimia, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to Aimia and acknowledges that all authority herein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offers and Circular, the deposit of Preferred Shares pursuant to this Letter of Transmittal is irrevocable.

The names of the registered owner(s) of the Deposited Preferred Shares should be printed exactly as they appear on the certificate(s) representing the Deposited Preferred Shares. The certificate(s) representing the Preferred Shares tendered and the number of Preferred Shares of each Series that the undersigned wishes to tender should all be indicated in Box 1 of this Letter of Transmittal.

The undersigned hereby deposits to the Corporation the Deposited Preferred Shares at the applicable Purchase Price and upon the terms and subject to the conditions of the Offers and Circular and this Letter of Transmittal. The undersigned understands that, upon the terms and subject to the conditions of the Offers, all Preferred Shareholders who have properly deposited and not properly withdrawn their Preferred Shares will receive the applicable Purchase Price for such Preferred Shares, payable in 2030 Notes and any applicable balance in cash (but subject to applicable withholding taxes, if any), for all Preferred Shares purchased, upon the terms and subject to the conditions of the Offers and Circular.

The undersigned understands that under certain circumstances set forth in the Offers and Circular, Aimia may withdraw, terminate, cancel or amend either Offer (separately and independently of the other Offer) or may postpone the take up and payment for Deposited Preferred Shares or may accept for payment, in accordance with the applicable proration provisions relating to Preferred Shares deposited, fewer than all of the Preferred Shares deposited hereby. The undersigned understands that all Deposited Preferred Shares not purchased under the Offers for any reason will be returned (in the case of certificates representing Preferred Shares all of which are not purchased) or replaced with new certificates representing the balance of Preferred Shares not purchased (in the case of certificates representing Preferred Shares of which less than all are purchased), promptly after the Expiry Date or termination of the Offers without expense to the depositing Preferred Shareholder at the address indicated in Box E, unless otherwise indicated in Box A, “Special Payment and/or Issuance Instructions”, Box B, “Special Delivery Instructions”, or Box C, “Hold for Pick-Up”. In the case of Preferred Shares deposited by book-entry transfer pursuant to the procedures set out in Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares”, such Preferred Shares will be credited to the depositing Preferred Shareholder’s account maintained with CDS.

The undersigned understands that the applicable Purchase Price payable by Aimia, and thus the amount owing to any depositing Preferred Shareholder, will be stated and paid in Canadian dollars and net of any applicable withholding taxes. Any cash payable under the Offers will be denominated in Canadian dollars. Preferred Shares taken up and paid for by Aimia will be promptly cancelled by Aimia.

The undersigned understands and acknowledges that acceptance of Preferred Shares by Aimia for payment will constitute a binding agreement between the undersigned and Aimia, effective as of the Expiry Time, upon the terms and subject to the conditions of the Offers, which agreement will be governed by, and construed in accordance with, the laws of the Province of Quebec and the federal laws of Canada applicable therein.

The undersigned understands and acknowledges that each of Aimia and the Depositary, as applicable, shall be entitled to deduct and withhold from any payment to any Preferred Shareholder pursuant to the Offers such amount as it is required to deduct or withhold from such payment under the Income Tax Act (Canada) (the “Tax Act”), or any provision of any applicable federal, provincial, territorial, state, local or foreign tax law, and remit such deduction or withholding amount to the appropriate government entity. To the extent that amounts are deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of the Offers as having been paid to the Preferred Shareholder to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are actually remitted to the appropriate government entity.

The undersigned understands and acknowledges that payment for Preferred Shares accepted for purchase, and not withdrawn, pursuant to the Offers will be made by issuing 2030 Notes and any applicable balance in cash (subject to applicable withholding taxes, if any), representing the aggregate Purchase Price for such Preferred Shares in the name of, or as directed by, the undersigned and depositing such 2030 Notes with the Depositary (by bank transfer or other means satisfactory to the Depositary), which will act as agent for the depositing Preferred Shareholders who have properly tendered Preferred Shares in acceptance of the Offer(s) and have not withdrawn them for the purpose of receiving payment from Aimia and transmitting such payment to the depositing Preferred Shareholders. The Depositary will also coordinate with CDS with respect to Preferred Shareholders who have deposited Preferred Shares by way of book-entry transfer which are taken up and accepted for payment by Aimia, to arrange for payment to be made to such Preferred Shareholders in accordance with the applicable settlement procedures of CDS. The undersigned further understands and acknowledges that receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Preferred Shares. Under no circumstances will interest accrue or be paid by Aimia or the Depositary on the Purchase Price for any Preferred Share regardless of any delay in making payment or otherwise.

The 2030 Notes representing the Purchase Price for Deposited Preferred Shares that are taken up by the Corporation will be issued to the order of the undersigned and evidence of same will be mailed to the address indicated in Box E, unless otherwise indicated in Box A, “Special Payment and/or Issuance Instructions”, Box B, “Special Delivery Instructions”, or Box C, “Hold for Pick-Up”.

The Depositary will forward cheques representing any applicable cash payment for the Deposited Preferred Shares purchased pursuant to the Offers, as well as the certificates representing all Preferred Shares not purchased, by first-class insured mail, postage pre-paid to the undersigned or the name and address indicated in Box F, unless otherwise indicated by the undersigned by properly completing Box A, “Special Payment and/or Issuance Instructions”, Box B, “Special Delivery Instructions” (unless the undersigned instructs the Depositary to hold such payment and/or Preferred Shares for pick-up by properly completing Box C, “Hold for Pick-Up”). Payments mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Preferred Shares tendered pursuant to the Offers effectively to Aimia.

If you are a Registered Preferred Shareholder and you deposit your Preferred Shares directly to the Depositary, you will not be obligated to pay any brokerage fees or commissions. If you are a Non-registered Preferred Shareholder who holds your Preferred Shares through an investment dealer, stock broker, commercial bank, trust company or other nominee, you should consult with such persons regarding whether fees or commissions will apply in connection with a deposit of Preferred Shares pursuant to the Offers.

BOX A SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS (See Instructions 3, 4, 6 and 7)	BOX B SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3, 4, 6 and 7)

To be completed ONLY if certificates for Preferred Shares not deposited or not purchased and/or the 2030 Notes for the Purchase Price for Preferred Shares purchased are to be issued in the name of someone other than the person signing Box E.
Issue 2030 Notes and/or certificates(s) to

To be completed ONLY if certificates for Preferred Shares not deposited or not purchased and/or the 2030 Notes for the Purchase Price for Preferred Shares purchased are to be sent to someone other than the person signing Box E, or to the person signing Box E at an address other than that shown below.

Mail: ☐ payment and/or ☐ certificate(s) to:
(Name) – Please Print
(Name) – Please Print
(Street Address and Number)
(Street Address and Number)
(City and Province or State)
(City and Province or State)
(Country and Postal (Zip) Code)
(Country and Postal (Zip) Code)
(Telephone – Business Hours)

(SIN/TIN)
(Canadian Preferred Shareholders that are individuals must provide their Social Insurance No.; All U.S. Preferred Shareholders must provide their Taxpayer Identification No.)

BOX C HOLD FOR PICK-UP
☐ Hold payment of Purchase Price and/or Preferred Shares for pick-up at the office of the Depositary where Preferred Shares were deposited.

BOX D NOTICE OF GUARANTEED DELIVERY
☐
Check here if certificates for Deposited Preferred Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Toronto, Ontario office of the Depositary and complete the following:

Name of Registered Owners(s)
Date of Execution of Notice of Guaranteed Delivery
Window Ticket Number (if any)
Name of Eligible Institution Which Guaranteed Delivery
In the case of any inconsistency between the terms of this Letter of Transmittal and a Notice of Guaranteed Delivery previously sent, the election on the Notice of Guaranteed Delivery previously sent shall prevail

BOX E PREFERRED SHAREHOLDER(S) SIGN HERE (See Instructions 3, 4 and 5)

By signing below, the Preferred Shareholder expressly agrees to the terms and conditions set forth above.

Must be duly executed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 6 of this Letter of Transmittal.

Authorized Signature(s)

(Preferred Shareholder(s) or Authorized Representative(s))

(Preferred Shareholder(s) or Authorized Representative(s))

Name
(Please Print)
Capacity

Address

(Include Postal (ZIP) Code)
Telephone
SIN; TIN:

(Canadian Preferred Shareholders that are individuals must provide their Social Insurance No.; All U.S.  Preferred Shareholders must provide their Taxpayer Identification No. and complete IRS Form W-9. See “Important U.S. Tax Information For U.S. Preferred Shareholders” below.)

Dated

BOX F GUARANTEE OF SIGNATURE(S) (See Instructions 3 and 4)
Authorized Signature:
(Signature(s) of Guarantor)
Name of Guarantor
Title:
Name of Firm:
Address

(Include Postal (ZIP) Code)
Area Code and Telephone Number:
Email Address:
Dated:

BOX G LOST, STOLEN OR DESTROYED CERTIFICATES (See Instruction 9)
To be completed ONLY if certificates representing Preferred Shares being tendered have been lost, stolen or destroyed.
The undersigned either (check one):
☐ lost his or her certificate(s) representing Preferred Shares;
☐ had his or her certificate(s) representing Preferred Shares stolen; or
☐ had his or her certificate(s) representing Preferred Shares destroyed.
If a certificate representing Preferred Shares has been lost, stolen or destroyed, this Letter of Transmittal, including this Box G, must be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and providing a telephone number to the Depositary. The Depositary will respond with the replacement requirements.

BOX H CANADIAN WITHHOLDING TAX (See Instruction 10)
The following certifications assume that the undersigned is either (i) the beneficial holder of the Preferred Shares tendered (referred to as the “Beneficial Owner”), or (ii) holds the Preferred Shares tendered on behalf of one or more Beneficial Owners.

I. Tax Residency
All Preferred Shareholders must complete the following.
The undersigned certifies that the Beneficial Owner(s) (check one box only):
☐	is (are all) resident in Canada for purposes of the Tax Act;
☐	is (are all) not resident in Canada for purposes of the Tax Act; or
☐	include Beneficial Owners who are resident in Canada and not resident in Canada for purposes of the Tax Act, and the aggregate number of Preferred Shares tendered on behalf of each is as follows:
☐	Beneficial Owners resident in Canada tendered:	Series 1 Preferred Shares
Series 3 Preferred Shares
Series 4 Preferred Shares
☐	Beneficial Owners not resident in Canada tendered:	Series 1 Preferred Shares
Series 3 Preferred Shares
Series 4 Preferred Shares
II. Non-Residents of Canada
Preferred Shareholders are ONLY required to complete the following if the Beneficial Owner(s) is (are) not resident in Canada for purposes of the Tax Act.
Applicability of a Tax Treaty
Non-resident withholding tax will generally apply, at a rate of 25%, to certain amounts paid or deemed to be paid in respect of Preferred Shares beneficially owned by persons not resident in Canada for purposes of the Tax Act. Withholding tax may arise for example with respect to a deemed dividend arising pursuant to the Offers. However, if the Beneficial Owner is entitled to the benefits of a tax treaty entered into between Canada and the Beneficial Owner’s country of residence, the withholding tax rate may be reduced to less than 25%. To benefit from a reduced rate of withholding under a tax treaty, the Preferred Shareholder must properly complete and provide the documentation described below.

The undersigned certifies that (check one box only):
☐	The Preferred Shareholder is the Beneficial Owner of the tendered Preferred Shares and either (check one):
☐
the Preferred Shareholder has completed the Canada Revenue Agency’s Form NR-301 — Declaration of Eligibility for Benefits Under a Tax Treaty for a Non-Resident Person*, which is included with this Letter of Transmittal; or

☐ the Preferred Shareholder has not completed or provided Form NR-301 — Declaration of Eligibility for Benefits Under a Tax Treaty for a Non-Resident Person;** or
☐	The Preferred Shareholder is not the Beneficial Owner of the tendered Preferred Shares, there is only one Beneficial Owner and either (check one):
☐
the Beneficial Owner has completed the Canada Revenue Agency’s Form NR-301 — Declaration of Eligibility for Benefits Under a Tax Treaty for a Non-Resident Person,* which is included with this Letter of Transmittal; or

☐	the Beneficial Owner has not completed or provided Form NR-301 — Declaration of Eligibility for Benefits Under a Tax Treaty for a Non-Resident Person;** or
☐	The Preferred Shareholder is not the Beneficial Owner of the tendered Preferred Shares, there is more than one Beneficial Owner and (check all applicable boxes):
☐
the Beneficial Owners holding ______ tendered Series 1 Preferred Shares, ______ tendered Series 3 ______ Preferred Shares and ______ tendered Series 4 Preferred Shares have completed the Canada Revenue Agency’s Form NR-301 — Declaration of Eligibility for Benefits Under a Tax Treaty for a Non-Resident Person,* and these Forms are included with this Letter of Transmittal;** and/or

☐
the Beneficial Owners holding ______ tendered Series 1 Preferred Shares, ______ tendered Series 3 Preferred Shares and ______ tendered Series 4 Preferred Shares have not completed or provided Form NR-301.**

The undersigned certifies that (check one box only):
☐	The Preferred Shareholder is the Beneficial Owner of at least 10% of the issued and outstanding voting shares of Aimia.
☐	The Preferred Shareholder is not the Beneficial Owner of at least 10% of the issued and outstanding voting shares of Aimia.
* Partnerships or Hybrid Entities must complete Form NR-302 or Form NR-303, as applicable.
**FAILURE TO PROVIDE THIS INFORMATION WILL RESULT IN THE APPLICATION OF A 25% WITHHOLDING TAX RATE TO A DEEMED DIVIDEND ARISING PURSUANT TO THE OFFERS.

BOX I STATUS AS U.S. PREFERRED SHAREHOLDER
Please check the appropriate box.
Indicate whether or not you are a U.S. Preferred Shareholder or are acting on behalf of a U.S. Preferred Shareholder by checking the applicable box below. A U.S. Preferred Shareholder is any holder of Preferred Shares that is either (a) providing an address in Box E (or, if completed, either Box A or Box B) that is located within the United States or any territory or possession thereof or (b) a U.S. person for United States federal income tax purposes as defined in “Important U.S. Tax Information for U.S. Preferred Shareholders” below.

☐	The person signing this Letter of Transmittal is not a U.S. Preferred Shareholder and is not acting on behalf of a U.S. Preferred Shareholder.
☐	The person signing this Letter of Transmittal is a U.S. Preferred Shareholder or is acting on behalf of a U.S. Preferred Shareholder.
If you are a U.S. Preferred Shareholder or acting on behalf of a U.S. Preferred Shareholder, then in order to avoid U.S. backup withholding, you must generally complete the enclosed IRS Form W-9. If you are a U.S. Preferred Shareholder but you are not a U.S. person for U.S. federal income tax purposes, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Depositary or download the appropriate IRS Form W-8 at www.irs.gov.

IMPORTANT: This Letter of Transmittal or a manually signed photocopy of it (together with certificates for the Preferred Shares and all other required documents) or the Notice of Guaranteed Delivery, as applicable, must be received by the Depositary at or before the Expiry Time.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFERS

1	Use of Letter of Transmittal

(a)
This Letter of Transmittal, or a manually executed photocopy thereof, properly completed and duly executed with the signatures guaranteed if required in accordance with Instruction 4 below, together with the accompanying certificate(s) representing the Deposited Preferred Shares (or, alternatively, book-entry confirmation through the CDSX system with respect thereto) and all other documents required by the terms of the Offers and Circular and this Letter of Transmittal should be hand delivered, couriered or mailed to the Depositary at its Toronto, Ontario office address set forth on page 21 of this Letter of Transmittal and must be received by the Depositary prior to the Expiry Time, unless the Offers are to be extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)
The method of delivery of Preferred Shares and all other required documents is at the option and risk of the depositing Preferred Shareholder. If certificates representing Preferred Shares are to be sent by mail, registered mail with return receipt requested, properly insured, is recommended and the mailing must be made sufficiently in advance of the Expiry Date to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will be made only upon actual receipt of such Preferred Shares by the Depositary.

(c)
A Non-registered Preferred Shareholder whose Preferred Shares are registered in the name of an investment dealer, stock broker, commercial bank, trust company or other nominee should immediately contact such nominee for assistance in depositing their Preferred Shares pursuant to the Offers.

(d)
All depositing Preferred Shareholders, by execution of this Letter of Transmittal (or a manually executed photocopy of it) and delivery of it in the manner prescribed herein, waive any right to receive any notice of the acceptance of their tender.

2	Procedure for Guaranteed Delivery

If a Preferred Shareholder wishes to tender Preferred Shares pursuant to the Offers and cannot deliver certificates for such Preferred Shares, or the book-entry transfer procedures described in the Offers and Circular cannot be completed prior to the Expiry Time, or time will not permit all required documents to reach the Depositary prior to the Expiry Time, such Preferred Shares may nevertheless be deposited if all the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)
a properly completed and duly executed Notice of Guaranteed Delivery, or a manually executed photocopy or facsimile thereof, in the form provided by Aimia through the Depositary is received by the Depositary at its office in Toronto, Ontario set forth on page 21 of this document, prior to the Expiry Time, which must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery;

(c)	the Preferred Shareholder otherwise complies with the guaranteed delivery procedure as set forth in Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares”; and

(d)
the certificates for all Deposited Preferred Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, or a manually executed photocopy or facsimile thereof, relating to such Preferred Shares, with signatures guaranteed by an Eligible Institution if so required in Instruction 4 below, and any other documents required by this Letter of Transmittal, are received by the Depositary at its Toronto, Ontario office address set forth on page 21 of this Letter of Transmittal before 5:00 p.m. (Eastern time) on or before the first trading day on the Toronto Stock Exchange after the Expiry Date.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by email or by mail to the office of the Depositary in Toronto, Ontario, as set out in this Letter of Transmittal and the Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Preferred Shares and all other required documents to any office other than the Toronto, Ontario office of the Depositary specified in this Letter of Transmittal does not constitute delivery for purposes of satisfying a guaranteed delivery. For Preferred Shares to be validly tendered pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery by the Expiry Time.

Notwithstanding any other provision hereof, payment for Preferred Shares tendered and accepted for payment pursuant to an Offer will be made only after timely receipt by the Depositary of certificates for such Preferred Shares, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) relating to such Preferred Shares, with signatures that are guaranteed if so required, and any other documents required by this Letter of Transmittal or, in the case of a book-entry transfer, a book-entry confirmation through the CDSX system, and any other documents required by the Letter of Transmittal.

The tender information specified in a Notice of Guaranteed Delivery by a person completing such Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently tendered.

The method of delivery of all documents, including certificates for Preferred Shares, is at the election and risk of the tendering Preferred Shareholder. Delivery of a certificate representing Preferred Shares is only effective upon actual receipt by the Depositary. If delivery is by mail, registered mail (properly insured) is recommended, and it is suggested that mailing be made sufficiently in advance of the Expiry Date to permit delivery to the Depositary on or prior to such date.

Aimia will not purchase any fractional Preferred Shares, nor will it accept any alternative, conditional or contingent tenders except as specifically permitted by the Offers and Circular. All tendering Preferred Shareholders, by execution of this Letter of Transmittal (or a manually executed photocopy of it), waive any right to receive any notice of the acceptance of their tender.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.
3	Signatures

This Letter of Transmittal must be completed and executed by the Preferred Shareholder accepting the applicable Offer(s) described above or by such holder’s duly authorized representative in accordance with Instruction 5 of this Letter of Transmittal.

If this Letter of Transmittal is signed by the Registered Preferred Shareholder(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered and as written on the face of such certificate(s) without any change whatsoever. If such deposited certificate(s) are owned of record by two or more joint holders, all such owners must sign this Letter of Transmittal.

Notwithstanding Instruction 3(a), if this Letter of Transmittal is executed by a person other than the Registered Preferred Shareholder(s) of the certificate(s) deposited herewith, or if payment or delivery is to be made, or certificates representing Preferred Shares not purchased or deposited are to be issued to a person other than such

Registered Preferred Shareholder(s) or sent to an address other than the address of such Registered Preferred Shareholder(s) shown on the register(s) of Preferred Shareholders maintained by or on behalf of Aimia:

(a)
the accompanying certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the Registered Preferred Shareholder(s); and

(b)
the signature on the endorsement panel of the certificate(s) or share transfer power of attorney must correspond exactly to the name(s) of the Registered Preferred Shareholder(s) as registered or as written on the face of the certificate(s) and must be guaranteed by an Eligible Institution, as noted in Instruction 4 below.

When this Letter of Transmittal is duly executed by the Registered Preferred Shareholder(s) of the Preferred Shares listed and transmitted hereby, no endorsements of certificate(s) representing such Preferred Shares or separate share transfer power of attorney are required unless payment is to be made, or the certificates for Preferred Shares not tendered by the undersigned or not purchased by Aimia, are to be issued, to a person other than the Registered Preferred Shareholder(s). Any signature(s) required on such certificates or stock powers must be guaranteed by an Eligible Institution.

If any tendered Preferred Shares are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates.

4	Guarantee of Signatures

No signature guarantee is required if either:

(a)
this Letter of Transmittal is duly executed by the Registered Preferred Shareholder(s) exactly as the name(s) of the Registered Preferred Shareholder(s) appears on the Preferred Share certificate(s) deposited with this Letter of Transmittal and payment and delivery is to be made directly to such Registered Preferred Shareholder(s) pursuant to the information provided in Box E above; or

(b)	such Preferred Shares are deposited for the account of a firm which is an Eligible Institution.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box F, “Guarantee of Signature(s)”. See Instruction 3 in this Letter of Transmittal.

5	Fiduciaries, Representatives and Authorizations

If this Letter of Transmittal or any certificates or stock powers are duly executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, partnerships or associations, or any other legal representative acting in a fiduciary or representative capacity, such persons should so indicate when signing this Letter of Transmittal and must submit evidence satisfactory to Aimia and the Depositary of their authority to so act. Either Aimia or the Depositary, in its sole discretion, may require additional evidence of authority or additional documentation.

6	Delivery Instructions

If certificates for Preferred Shares not deposited or not purchased and/or payment are to be issued in the name of a person other than the undersigned or if such certificates and/or payment are to be sent to someone other than the undersigned or to the undersigned at a different address or if Preferred Share certificates and/or payment for Preferred Shares are to be held for pick-up, Box A, “Special Payment Instructions”, and/or Box B, “Special Delivery Instructions”, and/or Box C, “Hold for Pick-Up”, on this Letter of Transmittal must be completed, as applicable. If Box A, “Special Payment and/or Issuance Instructions”, is not completed, any payment will be mailed to the depositing Preferred Shareholder at the address indicated in Box E above (or if not completed, at the address indicated on the Aimia share register). If Box B, “Special Delivery Instructions”, or Box C, “Hold for Pick-Up”, is not completed, as applicable, certificates for Preferred Shares not deposited or not purchased will be mailed to the depositing Preferred Shareholder at the address indicated in Box E above (or if not completed, at the address indicated on the Aimia share register).

7	Partial Deposits

If less than all of the Preferred Shares evidenced by any certificate are to be deposited, fill in the number of Preferred Shares which are to be deposited in the column entitled “Number of Series 1 Preferred Shares Deposited”, “Number of Series 3 Preferred Shares Deposited”, or “Number of Series 4 Preferred Shares Deposited”, as applicable, in Box 1. In such case, if any deposited Preferred Shares are purchased, a new certificate for the remainder of the Preferred Shares evidenced by the old certificate(s) will be issued and sent to the registered holder, unless otherwise specified in Box A, “Special Payment and/or Issuance Instructions”, or Box B, “Special Delivery Instructions”, on this Letter of Transmittal, as soon as practicable after the Expiry Date. All Preferred Shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been deposited unless otherwise indicated. Note that this Instruction is not applicable to Preferred Shareholders who deposit their Preferred Shares by book-entry transfer.

8	Miscellaneous

(a)	If the spaces provided in any box of this Letter of Transmittal are inadequate, the required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

(b)
If Deposited Preferred Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration. No alternative, conditional or contingent deposits will be acceptable. All depositing Preferred Shareholders, by execution of this Letter of Transmittal (or a manually executed photocopy hereof), waive any right to receive any notice of the acceptance of Deposited Preferred Shares for payment, except as required by applicable laws.

(c)
The Offers and all contracts resulting from the acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of an Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Quebec and all courts competent to hear appeals therefrom.

(d)
Registered Preferred Shareholders who deposit their Preferred Shares directly to the Depositary will not be obligated to pay any brokerage fees or commissions. Non-registered Preferred Shareholders who hold their Preferred Shares through an investment dealer, stock broker, commercial bank, trust company or other nominee should consult with such nominee regarding whether fees or commissions will apply in connection with a deposit of Preferred Shares pursuant to an Offer.

(e)	Before completing this Letter of Transmittal, you are urged to read the accompanying Offers and Circular.

(f)
All questions as to the number of Preferred Shares to be accepted and taken up, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Preferred Shares, will be determined by Aimia, in its sole discretion, which determination will be final and binding on all parties, absent a finding to the contrary by a court of competent jurisdiction. Aimia reserves the absolute right to reject any or all tenders of Preferred Shares judged by it, in its sole discretion, not to be in proper form or completed in accordance with the instructions herein and in the Offers or the acceptance for payment of, or payment for which, may, in the opinion of its counsel, be unlawful. Aimia also reserves the absolute right to waive any of the conditions of either of the Offers or any defect or irregularity in any tender of Preferred Shares. No tender of Preferred Shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Aimia shall determine. None of Aimia, the Depositary, nor any other person will be under any duty to give notification of any defect or irregularity in tenders or in the withdrawal of tenders, nor shall any of them incur any liability for failure to give any such notice. Aimia’s interpretation of the terms and conditions of the Offers, the Offers and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be final and binding absent a finding to the contrary by a court of competent jurisdiction.

(g)
Additional copies of the Offers and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary at its addresses provided on page 21 of this Letter of Transmittal.

(h)	Aimia will not purchase any fractional Preferred Shares, nor will it accept any alternative, conditional or contingent deposits except as specifically permitted by the Offers to Purchase.

9	Lost or Mutilated Certificates

If a certificate has been lost, stolen, destroyed, mutilated or misplaced, this Letter of Transmittal, including Box H, “Lost, Stolen or Destroyed Certificates”, should be completed as fully as possible and forwarded together with a letter describing the loss, theft, destruction, mutilation or misplacement (and the certificate representing the Preferred Shares in the case of mutilated certificates) and including a phone number to the Depositary at its office in Toronto, Ontario. The Depositary will forward such documentation to the transfer agent and registrar for the Preferred Shares so that the transfer agent may provide replacement instructions and requirements, which may include certain additional documents that must be signed in order to obtain a replacement certificate and the payment of a lost certificate fee. If a certificate has been lost, stolen, destroyed, mutilated or misplaced, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the Preferred Shares represented by the replacement certificate to be deposited pursuant to the Offers prior to the Expiry Time.

10	Tax Residency – Canadian Withholding Tax

Canadian Resident Preferred Shareholders

To ensure that non-resident withholding tax is not withheld in respect of tendered Preferred Shares beneficially owned by a person resident in Canada for purposes of the Tax Act (referred to as a Canadian Resident Beneficial Owner), the Preferred Shareholder must certify in Section I of Box H that the Canadian Resident Beneficial Owner is a resident of Canada. Canadian Resident Beneficial Owners and Preferred Shareholders holding tendered Preferred Shares on behalf of a Canadian Resident Beneficial Owner are only required to complete Section I of Box H.

Non-Canadian Resident Preferred Shareholders

Non-resident withholding tax may apply in respect of Preferred Shares beneficially owned by a person who is not resident in Canada for purposes of the Tax Act (referred to as a Non-Canadian Resident Beneficial Owner). Non-Canadian Resident Beneficial Owners and Preferred Shareholders holding Preferred Shares on behalf of a Non-Canadian Resident Beneficial Owner are required to complete Sections I and II of Box H.

Applicability of a Tax Treaty

Non-resident withholding tax will generally apply at a rate of 25% to certain amounts paid or deemed to be paid (including a deemed dividend arising under the Offers) in respect of Preferred Shares beneficially owned by persons not resident in Canada for purposes of the Tax Act, unless a tax treaty is applicable to reduce the withholding tax rate. Non-Canadian Resident Beneficial Owners will be subject to withholding tax at 25% on any relevant amounts unless the information indicated in Section II of Box H is properly completed and provided along with this Letter of Transmittal.

If the Preferred Shareholder is the Beneficial Owner of the tendered Preferred Shares, the Preferred Shareholder must complete Form NR-301 (or, in the case of a partnership or hybrid entity, Form NR-302 or NR-303, as applicable) in order to claim the benefits under a tax treaty. If the Preferred Shareholder is not the Beneficial Owner of the tendered Preferred Shares, the Preferred Shareholder must obtain from each Beneficial Owner wishing to claim the benefits under a tax treaty a completed Form NR-301 (or, in the case of a partnership or hybrid entity, Form NR-302 or NR-303, as applicable).

Preferred Shareholders who do not properly complete and provide Form NR-301 (or, in the case of a partnership or hybrid entity, Form NR-302 or NR-303, as applicable) will be assumed to be subject to a 25% non-resident withholding tax rate on any relevant amounts.

IMPORTANT U.S. TAX INFORMATION FOR U.S. PREFERRED SHAREHOLDERS

For purposes of this Letter of Transmittal, a U.S. person is a beneficial owner of Preferred Shares that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership, or other entity classified as a corporation or partnership for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, or any political subdivision thereof or therein, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (ii) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

To avoid backup withholding of U.S. federal income tax on payments pursuant to the Offers, a U.S. Preferred Shareholder who is a U.S. person depositing Preferred Shares must, unless an exemption applies, provide the Depositary with such holder’s correct taxpayer identification number (“TIN”) or employer identification number (“EIN”), certify under penalties of perjury that such TIN or EIN is correct (or that such holder is waiting for a TIN or EIN to be issued), and provide certain other certifications by completing the IRS Form W-9 included in this Letter of Transmittal. If a U.S. Preferred Shareholder who is a U.S. person does not provide his, her or its correct TIN or EIN or fails to provide the required certifications, the IRS may impose certain penalties on such holder, and payments to such holder pursuant to the Offers may be subject to backup withholding at a rate currently equal to 24%. All U.S. Preferred Shareholders who are U.S. persons tendering Preferred Shares pursuant to the Offers should complete and sign the IRS Form W-9 to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). To the extent that a U.S. Preferred Shareholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the U.S. Preferred Shareholder by timely providing the required information to the IRS.

If a U.S. Preferred Shareholder who is a U.S. person has not been issued a TIN or EIN and has applied for a TIN or EIN or intends to apply for a TIN or EIN in the near future, then the U.S. Preferred Shareholder should write “Applied For” in the space for the TIN or EIN in Part I of IRS Form W-9 and should sign and date the form. If the Depositary has not been provided with a properly certified TIN or EIN by the time of payment, backup withholding will apply. If the Preferred Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the enclosed IRS Form W-9 for guidance on which name and TIN or EIN to report.

Certain U.S. Preferred Shareholders (such as corporations and individual retirement accounts) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. Preferred Shareholders should nonetheless enter the appropriate exempt payee code on, and provide, IRS Form W-9. See the enclosed IRS Form W9 for instructions.

A U.S. Preferred Shareholder that is not a U.S. person, and is not acting on behalf of a U.S. person, should not complete IRS Form W-9. However, to establish an exemption from backup withholding, such U.S. Preferred Shareholder must properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, or W-8EXP, as applicable, attesting to such exempt status. An appropriate IRS Form W-8 may be obtained from the Depositary or on the IRS website (www.irs.gov).

ALL U.S. PREFERRED SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE HOW THE FOREGOING BACKUP WITHHOLDING AND REPORTING REQUIREMENTS APPLY TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

The Depositary is:

TSX Trust Company

By Registered Mail, Mail, Hand or Courier

Toronto

301-100 Adelaide Street West
Toronto, Ontario, M5H 4H1
Attention: Corporate Actions

Inquiries

North American Toll Free: 1-866-387-0825
Telephone: 416-682-3860
E-Mail: shareholderinquiries@tmx.com

Any questions or requests for assistance may be directed to the Depositary at the addresses and telephone numbers set forth above. Additional copies of the Offers and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary or from the undersigned’s local broker, dealer, commercial bank, or trust company. Manually executed photocopies of this Letter of Transmittal and the Notice of Guaranteed Delivery will be accepted. Preferred Shareholders may also contact their investment dealer, stock broker, commercial bank, trust company or other nominee for assistance concerning the Offers.